DYNCORP BY-LAWS
                           (As amended through 9/4/02)

                                    ARTICLE I

                                     Office

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent is The Company Corporation.

Section 2. The Corporation may also have offices in the Reston area of Fairfax County, Commonwealth of Virginia, and at such other places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                             Stockholders' Meetings

Section 1. All meetings of the stockholders for the election of directors shall be held at the office of the Corporation in the Reston area of Fairfax County, Virginia, or at such other place either within or without the State of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. An annual meeting of stockholders shall be held on the second Monday of May in each year if not on a legal holiday, and if a legal holiday then on the next secular day following, at 1:30 p.m. or at such other date and/or time as shall be designated by the Board of Directors and stated in the notice of meeting, at which they shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting or any special meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, except as provided by the statutes or these By-Laws, at least ten days prior to the meeting.

Section 4. At least ten days before every election of directors, a complete list of stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held, during ordinary business hours, for said ten days, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Business transacted at all special meetings shall be confined to the objects stated in the notice.

Section 7. The holders of at least one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the Certificate of Incorporation, or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. At any meeting of the stockholders, every stockholder having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. At the elections of directors of the Corporation, each stockholder having voting power shall be entitled to exercise the right of cumulative voting, if any, as provided in the Certificate of Incorporation.

Section 10. Unless otherwise provided by the statutes or the Certificate of Incorporation, whenever the vote of stockholders is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action if such meeting and vote were held shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    Directors

Section 1. Subject to the provision of the Certificate of Incorporation, the number of directors of the Corporation shall not be less than nine (9), nor more than twelve (12), the exact number of directors to be determined from time to time by resolution of a majority of the whole Board of Directors, and such exact number shall be nine (9) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these By-Laws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. The initial term of directors of the first class shall expire at the next succeeding annual meeting, the initial term of directors of the second class shall expire at the second succeeding annual meeting, and the initial term of directors of the third class shall expire at the third succeeding annual meeting. Thereafter at the conclusion of each term, each class of nominated directors shall stand for election for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office; provided further that the policy regarding mandatory retirement of directors shall be as established by a majority of the whole Board of Directors, and any incumbent director reaching any mandatory retirement age last established prior to his most recent election to the Board of Directors shall be eligible to serve only through the date he attains such mandatory retirement age (regardless of the remaining term of such incumbent director's class).

Section 2. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the whole Board of Directors, and any other vacancy occurring in the Board of Directors may be refilled by a majority of the whole Board of Directors, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Section 3. The property, business, and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the stockholders.

                             Committees of Directors

Section 4. The Board of Directors at its first meeting after each annual meeting of the stockholders shall designate three or more of its members, to include the Chairman of the Board and the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors, who shall constitute the Executive Committee of the Board of Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors as may be lawfully delegated in the management of the business and affairs of the Corporation and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more of its members as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided however, that in no event shall the Executive Committee have the authority to consider or act upon matters concerning United States Government security.

Section 5. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more additional committees consisting of two or more of the directors of the Corporation. Such additional committee or committees shall have and may exercise such powers and shall have such names as are provided in said resolution or resolutions.

Section 6. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                               Advisory Directors

Section 7. The Board of Directors may appoint advisory directors whose experience and knowledge would be useful to the Board, said advisory directors to be former members of the Board or current stockholders. Such advisory directors shall be no more than four in number and shall serve at the pleasure of the Board, with terms expiring as of each annual meeting of stockholders. Advisory directors shall be given notice of and may attend meetings of the Board of Directors but shall not be considered members of the Board of Directors. Advisory directors shall have no right to vote and shall not be counted in determining whether a quorum is present at any meeting. Advisory directors shall not be charged with responsibilities, nor shall they be subject to the liabilities of directors. An advisory director may be appointed as an advisory member of any committee of the Board.

                Compensation of Directors and Advisory Directors

Section 8. Directors or advisory directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, may be allowed an annual retainer fee and/or a fixed sum for attendance at each regular or special meeting of the Board, together with any expenses of attendance; provided that nothing herein contained shall be construed to preclude any director or advisory director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Members of special or standing committees may, by resolution of the Board, be allowed an annual retainer fee and/or a fixed sum for attending committee meetings, together with any expenses of attendance.

                              Meetings of the Board

Section 10. The first meeting of the Board after each annual meeting of stockholders shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting or by the Board of Directors prior to the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

Section 11. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

Section 12. Special meetings of the Board may be called by the Chairman of the Board or by the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 13. At all meetings of the Board, the presence of four directors, or, if fewer, a majority of the whole Board, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Certificate of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 14. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 15. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meetings.


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                                   ARTICLE IV

                      Reimbursement and Indemnification of
                   Officers, Directors, and Advisory Directors

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, advisory director, officer, employee, or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, advisory director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit, or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, advisory director, officer, employee, or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, advisory director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges, and expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Notwithstanding the other provisions of these By-Laws, to the extent that a director, advisory director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in this Article IV or in defense of any claim, issue, or matter therein, he shall be indemnified against all costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4. Any indemnification under these By-Laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director, advisory director, officer, employee, or agent is not proper in the circumstances, because he has not met the applicable standard of conduct set forth in these By-Laws. Such determination may be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 5. Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in this Article IV in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding; provided, however, that the payment of such costs, charges, and expenses incurred by a director, advisory director, or officer in his capacity as a director, advisory director, or officer (and not in any other capacity in which service was or is rendered while a director, advisory director, or officer) in advance of the final disposition of such action, suit, or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director, advisory director, or officer to repay all amounts so advanced in the event that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such costs, charges, and expenses incurred by other employees and agents maybe so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, advisory director, officer, employee, or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit, or proceeding, whether or not the Corporation is a party to such action, suit, or proceeding.

Section 6. Any indemnification or advance of costs, charges, and expenses under these By-Laws shall be made promptly, and in any event within 60 days, upon the written request of the director, advisory director, officer, employee, or agent. The right to indemnification or advances as granted by these By-Laws shall be enforceable by the director, advisory director, officer, employee, or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges, and expenses under Section 5 of this Article IV where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper in the circumstances, because he has met the applicable standard of conduct set forth in these By-Laws, or the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7. The rights of indemnity provided in these By-Laws shall not be deemed exclusive, and the Corporation may, by contract, the Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise, further indemnify directors, advisory directors, officers, employees, or agents of the Corporation to the full extent permitted under the laws of the State of Delaware or any other applicable laws, now or hereafter in effect, both as to matters in such person's official capacity and as to action in another capacity while holding such office, and the provisions of these By-Laws shall inure to the benefit of a person who has ceased to be a director, advisory director, officer, employee, or agent and to the benefit of the heirs, executors, and administrators of such a person. All rights to indemnification under these By-Laws shall be deemed to be a contract between the Corporation and each director, advisory director, officer, employee, or agent of the Corporation who serves or served in such capacity at any time while these By-Laws are in effect. Any repeal or modification of these By-Laws or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, advisory director, officer, employee, or agent or the obligations of the Corporation arising hereunder.

Section 8. The foregoing rights shall be available in respect of any claim, action, suit, or proceeding whether or not based upon matters which antedate the adoption or amendment of these By-Laws.

Section 9. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, advisory director, officer, employee, and agent of the Corporation as to costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-Laws that shall not have been so invalidated and to the full extent permitted by applicable law.


                                    ARTICLE V

                                     Notices

Section 1. Whenever, under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed solely to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 2. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI

                                    Officers

Section 1. The officers of the Corporation shall be chosen by the Directors and shall include a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and a General Auditor. The Board of Directors may also choose one or more Executive Vice Presidents, one or more Senior Vice Presidents, and additional Vice Presidents, and the Board of Directors or the Chief Executive Officer may also choose one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Two or more offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of the stockholders shall choose a Chairman of the Board from its members, and a President, one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers, other than assistant officers, of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled as provided above.

                            The Chairman of the Board

Section 6. The Chairman of the Board shall preside at all meetings of the stockholders, Board of Directors, and Executive Committee and shall be ex-officio a member of all of the standing committees, excepting, however, such Audit Committee or Committees as may be established by the Board of Directors from time to time. He shall see that all votes and resolutions of the Board are carried into effect. He shall also perform such other duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee.

                    The President and Chief Executive Officer

Section 7. The President shall be the Chief Executive Officer of the Corporation. He shall report to the Board of Directors and shall have active and general charge and control of all affairs of the Corporation. He may execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall also perform such other duties as the Executive Committee or the Board of Directors shall prescribe.

                                 Vice Presidents

Section 8. The Executive Vice President shall, subject to the direction of the President, be responsible for the operations of the Corporation. He shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the President, the Executive Committee, or the Board of Directors may prescribe.

Section 9. The Senior Vice Presidents shall perform such duties as the President, the Executive Committee, the Board of Directors, or the Executive Vice President to whom they may report shall prescribe.

Section 10. The Vice Presidents shall perform such duties as the President, the Executive Committee, the Board of Directors, or the Executive Vice President or any Senior Vice President to whom they may report directly or indirectly may prescribe.

                     The Secretary and Assistant Secretaries

Section 11. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and in his capacity as Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. He shall keep in a safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer or such other officer who may be so authorized by the Board of Directors.

Section 12. The Assistant Secretaries in the order designated from time to time by the Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     The Treasurer and Assistant Treasurers

Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Executive Committee or the Board of Directors.

Section 14. He shall disburse the funds of the Corporation as may be ordered by the Executive Committee or the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 15. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 16. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Executive Committee or the Board of Directors shall prescribe.

                                 General Auditor

Section 17. The General Auditor shall, subject to guidance from the Audit Committee of the Board of Directors, organize and maintain an effective audit program for the Corporation, including coordination of the internal audit activities of the Corporation with those of the independent public accountants who are called upon to certify the Corporation's annual financial statements. The scope of the audit shall encompass all of the managerial, administrative, financial, and operational functions of the Corporation.


                                   ARTICLE VI

                              Certificates of Stock

Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issuance. Any of or all the signatures on the certificate may be a facsimile.

                                Transfer of Stock

Section 2. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to, or to cause such transaction to be electronically recorded in the name of, the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                            Closing of Transfer Books

Section 3. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or any such allotment or rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             Registered Stockholders

Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                Lost Certificate

Section 5. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                             Right of First Refusal

Section 6. As to any share of Common Stock issued on or after May 11, 1995, such share may not be sold or transferred by the holder thereof to any third party, other than (1) by descent or distribution, (2) by bona fide gift, or (3) by bona fide sale after the holder thereof has first offered in writing to sell the share to the Corporation at the same price and under substantially the same terms as apply to the intended sale and the Corporation has failed or declined in writing to accept such terms within 14 days of receipt of such written offer by the Secretary of the Corporation or has refused to proceed to a closing on the transaction within a reasonable time after such acceptance; provided, however, that the sale to the third party following such failure, declination, or refusal must be made on the same terms which were not previously accepted by the Corporation and within 60 days following such event, or the Corporation must again be offered such refusal rights prior to a sale of such share; provided further, however, that this Section shall not apply to (A) any transactions made at current market price through the Corporation's internal stock market; (B) any transactions made at any time while the Common Stock is listed for trading on a national securities exchange or on the over-the-counter market; (C) sales to the Corporation's Employee Stock Ownership Plan; (D) shares which have been reissued to the holder in exchange for shares issued prior to May 11, 1995 to the extent such previously issued shares were not subject to any right of first refusal by the Corporation or its shareholders; or (E) shares tendered in response to a tender offer or otherwise sold, transferred, or converted pursuant to a merger or acquisition agreement which has been approved by the Board of Directors of the Corporation; provided, however, that this right of first refusal shall not apply to 426,217 shares of Common Stock issued pursuant to the Purchase Agreement, dated December 10, 1999, among this Corporation, as Issuer, and certain named Purchasers, relating to $40,000,000 aggregate principal amount of 15% Senior Subordinated Notes due 2007.


                                   ARTICLE VII

                               General Provisions

                                    Dividends

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

                           Directors' Annual Statement

Section 3. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     Checks

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

Section 5. The fiscal year shall be the 52- or 53-week period ending on the last Thursday in December, effective from and after the 52-week period ending December 30, 1999.

                                      Seal

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware", and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                   Amendments

Section 1. These By-Laws may be altered, amended, or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.


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